As filed with the Securities and Exchange Commission on June 9, 2004.

                                                 Registration No.  333-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -----------------------
               HYDROGENICS CORPORATION - CORPORATION HYDROGENIQUE
             (Exact name of Registrant as specified in its charter)


          Canada                                             Not Applicable
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                              5985 McLaughlin Road
                          Mississauga, Ontario L5R 1B8
                                     Canada
   (Address, including zip code, of Registrant's principal executive offices)

                    Hydrogenics Corporation Stock Option Plan
                            (Full Title of the Plan)
                            -----------------------


                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8400
       (Name, address, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                              Mark L. Mandel, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                  United States
                                 (212) 819-8200

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                             Proposed maximum     Proposed maximum
  Title of securities to be registered      Amount to be       offering price    aggregate offering     Amount of
                                            registered (1)       per share (2)        price (2)     registration fee
----------------------------------------------------------------------------------------------------------------------
             Common Shares                   3,500,000            $ 4.63            $ 16,429,169        $2,082.00
                                                                    4.77
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the Registrant's Stock Option Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's Common Shares.
(2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price of $4.63 with respect to 1,898,793 Common Shares subject to outstanding options and (ii) the average of the high and low selling price per Common Share on June 7, 2004, of $4.77 as reported by the Nasdaq National Market, with respect to 1,601,207 Common Shares not subject to outstanding options.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers an additional 3,500,000 common shares of Hydrogenics Corporation issuable under the Registrant's Stock Option Plan, as amended. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-77004) filed with the Securities and Exchange Commission on January 18, 2002, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario, Canada on May 27, 2004.

                                              HYDROGENICS CORPORATION.



                                              By: /s/ Pierre Rivard
                                                 -------------------------------
                                                 Name:  Pierre Rivard
                                                 Title: President and Chief
                                                        Executive Officer


                        SIGNATURES AND POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pierre Rivard and Jonathan Lundy, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                                       Title                          Date

 /s/ Pierre Rivard                President, Chief Executive Officer            May 27, 2004
-----------------------                    and Director
  Pierre Rivard                     (Principal Executive Officer)


 /s/ Norman M. Seagram
-----------------------
  Norman M. Seagram               Chairman of the Board of Directors            May 27, 2004


  /s/ Gary Brandt                     Chief Financial Officer                   May 27, 2004
-----------------------          (Principal Financial and Accounting
  Gary Brandt                               Officer)


/s/ Boyd J. Taylor
-----------------------         Vice President Business Development,            May 27, 2004
                                 Sales and Marketing and Director


 /s/ Joseph Cargnelli
-----------------------         Chief Technology Officer and Director           May 27, 2004
   Joseph Cargnelli



  /s/ Don J. Morrison                    Director                               May 27, 2004
------------------------
    Don J. Morrison


  /s/ Donald J. Lowry                    Director                               May 27, 2004
------------------------
   Donald J. Lowry


  /s/ Wesley Twiss                       Director                               May 27, 2004
------------------------
   Wesley Twiss


  /s/ Frank Colvin                       Director                               May 27, 2004
------------------------
    Frank Colvin


/s/ James Sardo                          Director                               May 27, 2004
------------------------
    James Sardo


                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Hydrogenics Corporation in the United States, in the City of Newark, Delaware on June 7, 2004.



                                        PUGLISI & ASSOCIATES



                                        By:   /s/ Gregory F. Lavelle
                                           -------------------------------------
                                           Name:  Gregory F. Lavelle
                                           Title: Managing Director

                                  EXHIBIT INDEX

Exhibit No.    Description

5.1            Opinion of Osler, Hoskin & Harcourt LLP

23.1           Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP

24.1           Power of Attorney (included in signature page)